Exhibit 99.13

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT dated as of April 30, 1998 (this "AGREEMENT") among SONIC AUTOMOTIVE, INC., a Delaware corporation (the "BUYER"), and ALDO B. PARET (the "SELLER"), and CASA FORD OF HOUSTON, INC., a Texas corporation (the "CORPORATION").

                                   WITNESSETH:

         WHEREAS, the Seller owns in the aggregate 6,125 shares of common stock, par value $1.00 per share (the "SHARES"), of the Corporation, which shares represent all of the issued and outstanding shares of capital stock of the Corporation and are owned of record and beneficially by the Seller; and

         WHEREAS, the Buyer desires to purchase the Shares from the Seller, and the Seller is willing to sell the Shares to the Buyer, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and representations hereinafter stated, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

         1.1 AGREEMENT OF PURCHASE AND SALE. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties of the parties herein, at the closing referred to in Article 2 hereof (the "CLOSING"), the Seller shall sell, transfer, convey and deliver to the Buyer, and the Buyer shall purchase from the Seller, the Shares.

         1.2 PURCHASE PRICE.

             (a) INITIAL PURCHASE PRICE. As the initial purchase price to be paid by the Buyer for the Shares, the Buyer shall pay to the Seller the sum of
(i) $11,250,000 less (ii) the aggregate total of the Affiliate Payables and Excluded Indebtedness (each as defined in Section 1.2(c) below) both outstanding as of the Closing Date (as defined in Article 2 below) as well as paid after the Effective Closing Date (as defined in Section 1.2(c) below), subject to adjustment as provided in Section 1.2(c) below (as so adjusted, the "INITIAL PURCHASE PRICE").

             (b) PAYMENT OF INITIAL PURCHASE PRICE. The Initial Purchase Price shall be paid as follows:

                 (1) At the Closing, the Seller shall deliver to the Buyer a certificate signed by the Seller setting forth the aggregate total of the Affiliate Payables and Excluded Indebtedness both outstanding as of the Closing Date as well as paid after the Effective Closing Date. At the Closing, the sum of $8,937,000, minus the amount of any Affiliate Payables and


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Excluded Indebtedness both outstanding as of the Closing Date as well as paid after the Effective Closing Date, shall be payable by the Buyer to the Seller by wire transfer of immediately available funds to the account or accounts of the Seller, which shall be designated by the Seller in writing at least one full Business Day prior to the Closing Date. For purposes of this Agreement, a "BUSINESS DAY" is a day other than a Saturday, a Sunday or a day on which banks are required to be closed in the State of North Carolina.

                 (2) (A) At the Closing, the Buyer shall issue to the Seller 2,313 shares of the Buyer's Class A Convertible Preferred Stock, Series III (the "PREFERRED STOCK"). The Preferred Stock will be convertible into shares of the Buyer's Class A Common Stock as provided in the Statement of Rights and Preferences attached as Exhibit A hereto. At the Closing, 1,813 shares of the Preferred Stock will be delivered to the Seller and 500 shares of the Preferred Stock (the "ESCROW SHARES") shall be placed in escrow with NationsBank of Texas, N.A. or another entity mutually acceptable to the Buyer and the Seller (the "ESCROW AGENT") by the Buyer in accordance with the escrow agreement in the form of Exhibit B hereto, with such other changes thereto as the Escrow Agent shall reasonably request (the "ESCROW AGREEMENT").

                     (B) The term of the Escrow Agreement shall be until February 1, 1999 (or such longer period of time as shall be necessary to complete the determination of Net Current Assets pursuant to Section 1.2(c) below). If, as of February 1, 1999 (or such later date as shall be necessary to complete the determination of the Net Current Assets), the Buyer shall have made no claims in respect of any Net Current Assets Shortfall (as defined in Section 1.2(c) below) or for indemnification pursuant to the terms of this Agreement, the Buyer will execute a joint instruction pursuant to the Escrow Agreement to instruct the Escrow Agent to deliver all of the Escrow Shares to the Seller pursuant to the terms of the Escrow Agreement.

                     (C) At the Seller's option, exercisable by written notice to the Buyer by the Seller, at or prior to the Closing (the "REGISTRATION NOTICE"), the Buyer shall be obligated to use its reasonable best efforts to register under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on or before December 31, 1998, the shares (the "COMMON SHARES") of the Buyer's Class A Common Stock which are issuable upon conversion of the Preferred Stock.

                     (D) If requested by the managing or lead managing underwriter for any such registered offering of the Common Shares which is an underwritten public offering, the Seller shall execute and deliver such underwriting agreement with the managing or lead managing underwriter in such form as is customarily used by such underwriter with any modifications as the parties thereto shall agree. In connection with any such registration, the Seller shall supply to the Buyer such information as may be reasonably requested by the Buyer in connection with the preparation and filing of a registration statement with the Securities and Exchange Commission. The Seller shall not supply any information to the Buyer for inclusion in such registration statement that will, taken as a whole, at the time the registration statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Provided that the Buyer shall have timely completed such registration of the Common Shares, the Seller shall promptly convert the Preferred Stock into the Common Shares.


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                     (E) In the event that the Buyer fails to timely complete
such registration of the Common Shares, the Seller may, at his option exercisable by written notice to the Buyer not later than January 31, 1999, require the Buyer to purchase up to all of the Preferred Stock held by the Seller at the price of $1,000 per share. Such notice to the Buyer shall specify the number of shares of Preferred Stock held by the Seller required to be purchased and a closing date for such purchase which shall be not sooner than fifteen (15) days and not longer than thirty (30) days from the date of delivery of such notice. At the closing of such purchase, the Buyer shall deliver to the Seller the applicable purchase price in the same manner that the cash portion of the Purchase Price paid at Closing was paid against delivery by the Seller of
(i) the certificates for the shares of Preferred Stock of the Seller being purchased, duly endorsed for transfer to the Buyer, and (ii) a certificate signed by the Seller to the effect that such Preferred Stock of the Seller is being sold free and clear of all encumbrances and claims of third persons. The foregoing "put" right of the Seller shall also apply to the shares of the Preferred Stock which are included in the Escrow Shares; PROVIDED, HOWEVER, the obligation of the Buyer to purchase such shares of Preferred Stock shall arise only if, as and when such shares of the Preferred Stock are delivered to the Seller pursuant to the Escrow Agreement.

                     (F) In the event the Seller does not timely deliver a Registration Notice, the Buyer shall have no obligation to register the Common Shares. Thereafter, the Buyer's sole obligation with respect to the Preferred Stock and the Common Shares, other than to honor any "put" by the Seller under Paragraph (E) immediately above, shall be to use its reasonable best efforts to make available current public information with respect to the Buyer within the meaning of Subsection (c)(1) of Securities and Exchange Commission Rule 144 ("RULE 144") to the extent necessary to facilitate public resales by the Seller of the Common Shares pursuant to Rule 144.

                 (c) ADJUSTMENT PROCEDURES.

                     (1) As used in this Agreement, the term "NET CURRENT ASSETS" shall mean (i) all of the assets of the Corporation as of the Effective Closing Date which would, in conformity with generally accepted accounting principles consequently applied ("GAAP"), be included under current assets on a balance sheet as of such Date, MINUS (ii) all of the liabilities of the Corporation as of the Effective Closing Date which would, in conformity with GAAP, be included under current liabilities on a balance sheet as of such Date. Not later than 60 days after the Closing Date, the Buyer will prepare and deliver to the Seller an unaudited balance sheet (the "CLOSING BALANCE SHEET") of the Corporation as of the close of business on April 30, 1998 (the "EFFECTIVE CLOSING DATE") consisting of computations of (A) the Net Current Assets and (B) the net book value of the other tangible assets and liabilities of the Corporation as of the Effective Closing Date, all as determined in accordance with GAAP; PROVIDED, HOWEVER, that (A) used vehicle inventories shall be valued as mutually agreed by the Buyer and the Seller, based upon a physical inventory to be conducted by them not later than the Business Day immediately preceding the Effective Closing Date, with any used vehicles as to which the Buyer and the Seller cannot reach agreement as to value being valued by a mutually acceptable third party engaged in the business of appraising and valuing inventories for automobile dealerships not later than the Business Day immediately preceding the Effective Closing Date, (B) parts inventories shall include only Ford returnable parts, which shall be valued based on the value of


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such returnable parts under applicable returnable parts plans with Ford, and salable non-Ford parts shall be valued at net book value, (C) no amounts owing to the Corporation from the Seller or any Affiliate (as hereinafter defined) thereof, or from any of the Corporation's officers or employees, shall be included, (D) no amounts payable to the Seller or to any officers and directors or other Affiliates (as hereinafter defined) of the Corporation (all the foregoing amounts payable being, collectively, "AFFILIATE PAYABLES") shall be included, (E) no liabilities or obligations (including, without limitation, principal, interest, penalties, fees or other expenses) under lines of credit (including, without limitation the Corporation's working capital line with Ford Motor Credit) and other long and short term indebtedness to financial institutions and other similar financings (all the foregoing liabilities and obligations being, collectively, "EXCLUDED INDEBTEDNESS") shall be included, except for new, used and rental vehicle "floor planning" lines, which shall be included, and (F) there shall be included appropriate write-offs for doubtful accounts receivable and bad debts and for damaged, spoiled, obsolete or slow-moving inventory. For purposes of this Agreement, the term "AFFILIATE" shall mean any entity directly or indirectly controlling, controlled by or under common control with the specified person, whether by stock ownership, agreement or otherwise, or any parent, child or sibling of such specified person and the concept of "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

                     (2) If within 30 days following delivery of the Closing Balance Sheet (or the next Business Day if such 30th day is not a Business Day), the Seller has not given the Buyer notice of the Seller's objection to the computation of the Net Current Assets as set forth in the Closing Balance Sheet (such notice to contain a statement in reasonable detail of the nature of the Seller's objection), then the Net Current Assets reflected in the Closing Balance Sheet will be deemed mutually agreed by the Buyer and the Seller. If the Seller shall have given such notice of objection in a timely manner, then the issues in dispute will be submitted to a "Big Six" accounting firm mutually acceptable to the Buyer and the Seller (the "ACCOUNTANTS") for resolution. If issues in dispute are submitted to the Accountants for resolution: (A) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to the party or its subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (B) the Accountants will be instructed to determine the Net Current Assets based upon their resolution of the issues in dispute; (C) such determination by the Accountants of the Net Current Assets, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (D) the Buyer and the Seller shall each bear 50% of the fees and expenses of the Accountants for such determination.

                     (3) To the extent that Net Current Assets, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, equals or exceeds $1,800,000 (any such excess being called the "NET CURRENT ASSETS EXCESS"), the Buyer shall be obligated to (A) execute and deliver to the Escrow Agent a joint instruction to deliver the Escrow Shares to the Seller pursuant to the Escrow Agreement (except to the extent of any pending indemnification claim by the Buyer pursuant to this Agreement), and (B) pay any Net Current Assets Excess promptly to the Seller, together with interest on the amount of the Net Current Assets Excess at the Buyer's floor plan financing rate from time to time in effect (the "INTEREST


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RATE") from the Closing Date to the date of such payment. To the extent that the
Net Current Assets, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, is less than $1,800,000 (the "NET CURRENT ASSETS SHORTFALL"), the Seller shall be obligated to pay the amount of the Net Current Assets Shortfall promptly to the Buyer. In furtherance of such obligation of the Seller, the parties shall execute and deliver to the Escrow Agent a joint instruction to deliver up to all of the Escrow Shares to the Buyer at the rate of one Escrow Share for each $1,000 of Net Current Assets Shortfall. To facilitate administration of the Escrow Shares, no fractional shares of the Preferred Stock shall be delivered. To the extent that the Net Current Assets Shortfall exceeds the value (at $1,000 per share) of the Escrow Shares so delivered to the Buyer, the Seller shall be obligated to pay the amount of such excess promptly to the Buyer, together with interest on the amount of such excess at the Interest Rate from the Closing Date to the date of such payment.

                 (d) CONTINGENT PURCHASE PRICE.

                     (1) As used in this Agreement, (i) the term "CONTINGENT PURCHASE PRICE" shall mean an amount equal to the amounts payable pursuant to paragraph (2) below; (ii) the term "FIRST CALCULATION PERIOD " shall mean calendar year 1998; (iii) the term "SECOND CALCULATION PERIOD" shall mean calendar year 1999; (iv) the term "SUBJECT BUSINESS" shall mean the business of the Corporation acquired by the Buyer pursuant to this Agreement; (v) the term "EARNINGS BEFORE TAXES" shall mean the earnings before taxes of the Subject Business for the First Calculation Period or the Second Calculation Period, as the case may be, as more fully provided in paragraph (3) below; (vi) the term "PRO FORMA EARNINGS BEFORE TAXES" shall mean Earnings Before Taxes for the First Calculation Period subject to the following adjustments to reflect compensation to Aldo B. Paret pursuant to the Employment Agreement in the form of Exhibit E hereto as if such Employment Agreement were the sole source and basis for any and all payments to him from January 1, 1998; and (vii) the term "MARKET PRICE" shall mean the average closing price per share of the Buyer's Class A Common Stock on the New York Stock Exchange for the twenty (20) consecutive trading days immediately preceding the date of determination.

                     (2) Subject to the provisions of Section 9.7 below, not later than 90 days after the end of the First Calculation Period or the Second Calculation Period, as the case may be, the Buyer shall pay to the Seller an installment of the Contingent Purchase Price calculated as follows:

                         (i) The installment of the Contingent Purchase Price
for the First Calculation Period shall be an amount equal to five (5) times the excess, if any, of Pro Forma Earnings Before Taxes in excess of $2,500,000; and

                         (ii) The installment of the Contingent Purchase Price
for the Second Calculation Period shall be an amount equal to five (5) times the excess, if any, of Earnings Before Taxes for the Second Calculation Period in excess of the greater of (A) $2,500,000, or (B) the Pro Forma Earnings Before Taxes.

         An amount equal to 100% of each installment of the Contingent Purchase Price, up to $2,500,000, shall be paid to the Seller by the issuance and delivery to the Seller of shares of


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Preferred Stock at the rate of one share of Preferred Stock for every $1,000 of such Contingent Purchase Price or, at the sole discretion of Buyer, registered shares of the Buyer's Class A Common Stock having an aggregate Market Price on the date of payment of $2,500,000. Payment of each installment of the Contingent Purchase Price in excess of $2,500,000 will be paid to the Seller 65% in cash and 35% in shares of Preferred Stock at the rate of one share of Preferred Stock for every $1,000 of such Contingent Purchase Price, or, at the sole discretion of Buyer shares of such registered Class A Common Stock of the Buyer having an aggregate Market Price on the date of payment equal to the applicable number of shares of Preferred Stock (valued at $1,000 per share of such Preferred Stock). Fractional shares of Preferred Stock may be issued in connection with the payment of the Contingent Purchase Price; HOWEVER, no fractional shares of the Buyer's Class A Common Stock shall be issued upon conversion of the Preferred Stock.

                     (3) Earnings Before Taxes shall be calculated by the Buyer in accordance with GAAP and subject to the following special rules:

                         (i) No deduction shall be taken for federal and state
income taxes, or for state franchise taxes based on corporate income, owed by the Corporation;

                         (ii) No deduction shall be taken for any interest
expenses (including acquisition debt) of the Corporation other than floor plan financing interest attributable to the Subject Business and other interest expenses directly attributable to the operations of the Subject Business;

                         (iii) Earnings Before Taxes shall be determined before
any expense chargeable with respect to the Non-Competition Agreement (as defined in Section 1.4(a) below) or any management fee expense allocation from the Buyer in respect of management fees payable to the Buyer;

                         (iv) No deduction shall be taken for any amortization
of goodwill included in the Initial Purchase Price;

                         (v) Overhead expenses or other expenses which have been
incurred by the Corporation which are allocated to the Corporation but do not directly relate to the operation of the Subject Business, or that portion so allocated which is not reasonably related to the operation of the Subject Business, shall not be deducted in determining Earnings Before Taxes;

                         (vi) Earnings Before Taxes shall be determined prior to
calculation of the Contingent Purchase Price; and

                         (vii) Income on warranty and insurance products shall
not be deducted in determining Earnings Before Taxes.

         At the time of the making of the payment of an installment of the Contingent Purchase Price, the Buyer shall deliver to the Seller a statement in writing setting forth in reasonable detail the manner in which the respective installment of Contingent Purchase Price was determined.


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         1.3  DELIVERY OF THE SHARES.

              (a) At the Closing, the Seller shall deliver to the Buyer a certificate or certificates representing the Shares, duly endorsed in blank or with a fully executed stock power attached, all in proper form for transfer with all transfer taxes, if any, paid by the Seller.

              (b) The Shares shall be delivered to the Buyer free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights, options, warrants or restrictions or claims of any kind, nature or description (collectively, "ENCUMBRANCES").

         1.4  NON-COMPETITION AGREEMENT; EMPLOYMENT AGREEMENT.

              (a) NON-COMPETITION AGREEMENT. At the Closing, the Seller will enter into a non-competition agreement with the Buyer and the Corporation substantially in the form of Exhibit C hereto (the "NON-COMPETITION AGREEMENT").

              (b) EMPLOYMENT AGREEMENT. At the Closing, the Seller and the Corporation will enter into an employment agreement substantially in the form of Exhibit D hereto (the "EMPLOYMENT AGREEMENT").

                                    ARTICLE 2
                                     CLOSING

         The Closing shall take place at the offices of Parker, Poe, Adams & Bernstein, L.L.P., 201 S. College Street, Suite 2500, Charlotte, North Carolina, at 9:30 a.m., local time, on the Closing Date. The Closing Date shall be the fifth (5th) Business Day, or such shorter period as the Buyer may choose, following the date the Buyer gives notice of the Closing to the Seller, but in no event later than July 1, 1998 (the "CLOSING DATE DEADLINE"); PROVIDED, HOWEVER, if as of the Closing Date Deadline, the consents or approvals of all applicable automobile manufacturers and distributors contemplated in Section
7.10 shall not have been obtained and/or the audited financial statements contemplated in Section 7.14 shall not have been completed, the Buyer may, so long as it is using its reasonable best efforts to obtain such consents or approvals and/or complete such financial statements, elect to extend the Closing Date Deadline for up to an additional 60 days. The date upon which the Closing shall take place is hereinafter called the "CLOSING DATE."

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Buyer as follows:

         3.1 OWNERSHIP OF SHARES. The Seller owns of record and beneficially all of the Shares. The Seller has, and will have at the time of the Closing, good and valid title to the Shares, free and clear of all Encumbrances.



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         3.2  SELLER'S POWER AND AUTHORITY; CONSENTS AND APPROVALS.

              (a) The Seller has full capacity, right, power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by the Seller in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform his obligations hereunder and thereunder.

              (b) Except as set forth on Schedule 3.2(b) hereto, no authorization, approval or consent of, or notice to or filing or registration with, any governmental agency or body, or any other third party, is required in connection with the execution and delivery by the Seller of this Agreement and the other agreements, documents and instruments to be executed and delivered by the Seller in connection herewith, the consummation of the transactions contemplated hereby and thereby and the performance by the Seller of his obligations hereunder and thereunder.

         3.3 EXECUTION AND ENFORCEABILITY. This Agreement and the other agreements, documents and instruments to be executed by the Seller in connection herewith, and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly authorized, executed and delivered by the Seller and constitute, and the other agreements, documents and instruments contemplated hereby, when executed and delivered by the Seller, shall constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

         3.4 LITIGATION REGARDING SELLER. There are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the Seller's knowledge, threatened or probable of assertion, against the Seller relating to the Shares, this Agreement or the transactions contemplated hereby before any court, governmental or administrative agency or other body. The Seller does not know of any basis for the institution of any such suit or proceeding. No judgment, order, writ, injunction, decree or other similar command of any court or governmental or administrative agency or other body has been entered against or served upon the Seller relating to the Shares, this Agreement or the transactions contemplated hereby.

     3.5 INTEREST IN COMPETITORS AND RELATED ENTITIES; CERTAIN TRANSACTIONS.

              (a) Except as set forth on Schedule 3.5 hereto, neither the Seller nor any Affiliate of the Seller (i) has any direct or indirect interest in any person or entity engaged or involved in any business which is competitive with the business of the Corporation, (ii) has any direct or indirect interest in any person or entity which is a lessor of assets or properties to, material supplier of, or provider of services to, the Corporation, or (iii) has a beneficial interest in any contract or agreement to which the Corporation is a party; PROVIDED, HOWEVER, that the foregoing representation and warranty shall not apply to any person or entity, or any interest or agreement with any person or entity, which is a publicly held corporation in which the Seller individually owns less than 3% of the issued and outstanding voting stock.

              (b) Except as set forth in Schedule 3.5 hereto, there are no transactions between the Corporation and the Seller (including the Seller's Affiliates), or any of the directors, officers


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or salaried employees of the Corporation, or the family members or Affiliates of any of the above (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, the Seller, or any such officer, director or salaried employee, family member, or Affiliate or any corporation, partnership, trust or other entity in which such family member, Affiliate, officer, director or employee has a substantial interest or is a shareholder, officer, director, trustee or partner.

         3.6 SELLER NOT FOREIGN PERSON. The Seller is a "United States person" as that term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder.

         3.7 ORGANIZATION; GOOD STANDING; QUALIFICATIONS; AND POWER. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Corporation is qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions listed on
Schedule 3.7 hereto, which are the only jurisdictions where the nature of its business and assets requires such qualification.

         3.8 CAPITALIZATION. The authorized capital stock of the Corporation consists of 6,125 shares of common stock, par value $1.00 per share, of which 6,125 are issued and outstanding and constitute the Shares. All of the Shares are duly authorized, validly issued, fully paid and non-assessable and are held by the Seller. Except as set forth on Schedule 3.8 hereto, there are no preemptive rights, whether at law or otherwise, to purchase any of the securities of the Corporation and there are no outstanding options, warrants, "phantom" stock plans, subscriptions, agreements, plans or other commitments pursuant to which the Corporation is or may become obligated to sell or issue any shares of its capital stock or any other debt or equity security, and there are no outstanding securities convertible into shares of such capital stock or any other debt or equity security.

         3.9 SUBSIDIARIES AND INVESTMENTS. The Corporation does not own or maintain, directly or indirectly, any capital stock of or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity and does not have any commitment to contribute to the capital of, make loans to, or share in the losses of, any such entity.

         3.10 NO VIOLATION; CONFLICTS. Except as set forth on Schedule 3.10 hereto, the execution and delivery by the Seller of this Agreement and the other agreements, documents and instruments to be executed and delivered by the Seller in connection herewith, the consummation by the Seller of the transactions contemplated hereby and thereby and the performance by the Seller of his obligations hereunder and thereunder do not and will not (a) conflict with or violate any of the terms of the Articles of Incorporation or By-Laws of the Corporation, (b) violate or conflict with any law, ordinance, rule or regulation, or any judgment, order, writ, injunction, decree or similar command of any court, administrative or governmental agency or other body,


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applicable to the Corporation, (c) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of the Corporation under, or violate or conflict with or result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or instrument to which the Corporation is a party or by which the Corporation or any of its assets or properties is bound or affected, (d) result in the creation or imposition of any Encumbrance of any nature upon any of the assets or properties of the Corporation, (e) constitute an event permitting termination of any agreement, license or other right of the Corporation, or (f) require any authorization, approval or consent of, or any notice to or filing or registration with, any governmental agency or body, or any other third party, applicable to the Corporation or any of its properties or assets.

         3.11 TITLE TO ASSETS; RELATED MATTERS. The Corporation has good and valid title to all assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by it (collectively, the "ASSETS"), free and clear of all Encumbrances, except those specified on
Schedule 3.11 and liens for taxes not yet due and payable. The Assets (a) include all properties and assets (real, personal and mixed, tangible and intangible) owned by the Corporation; (b) do not include (i) any contracts for future services, prepaid items or deferred charges the full value or benefit of which will not be usable by or transferable to the Buyer, or (ii) any goodwill, organizational expense or other similar intangible asset.

         3.12 POSSESSION. The tangible assets included within the Assets are in the possession or control of the Corporation and no other person or entity has a right to possession or claims possession of all or any part of such Assets, except the rights of lessors of Leased Equipment and Leased Premises (each as defined in Section 3.16 hereof) under their respective contracts and leases.

         3.13 FINANCIAL STATEMENTS.

              (a) The Seller has delivered to the Buyer prior to the date hereof the financial statements listed on Schedule 3.13 hereto (hereinafter collectively referred to as the "FINANCIAL STATEMENTS");

              (b) The Financial Statements (i) are in accordance with the books and records of the Corporation, which books and records are true, correct and complete, (ii) fully and fairly present the financial position of the Corporation as of the dates indicated and the results of operation, stockholders' equity and changes in cash flows of the Corporation for the periods indicated, and (iii) except as set forth in Schedule 3.13, have been prepared in accordance with GAAP on an FIFO basis.

         3.14 ACCOUNTS RECEIVABLE. All accounts receivable of the Corporation are collectible at the aggregate recorded amounts thereof, subject to the reserve for doubtful accounts maintained by the Corporation in the ordinary course of business, and are not subject to any known counterclaims or setoffs. An adequate reserve for doubtful accounts for the Corporation has been established and such reserve is consistent with both the operation of the Corporation in the ordinary course of business and past practice.

         3.15 INVENTORIES. All inventories of the Corporation consist of items of a quality and quantity usable and saleable in the ordinary course of business of the Corporation, and the levels of inventories are consistent with the levels maintained by the Corporation in the ordinary course consistent with past practice and the Corporation's obligations under its agreements with all applicable vehicle manufacturers and distributors. The values at which such inventories are carried are based on the FIFO method and are stated in accordance with generally accepted accounting principles consistently applied by the Seller at the lower of historic cost or market. An adequate reserve has been established by the Corporation for damaged, spoiled, obsolete, defective, or slow-moving goods and such reserve is consistent with both the operation of the Corporation in the ordinary course of business and past practice.

         3.16 LEASED PREMISES; MACHINERY AND EQUIPMENT.

              (a) OWNED REAL PROPERTY. The Corporation does not own any real property of any kind.

              (b) LEASED PREMISES. Schedule 3.16(b) hereto contains a complete list and description (including buildings and other structures thereon) of all real property of which the Corporation is a tenant (herein collectively referred to as the "LEASED PREMISES" and sometimes collectively referred to as the "REAL PROPERTY"). True, correct and complete copies of all leases of all Leased Premises (the "LEASES") have been delivered to the Buyer. The Leased Premises are in good physical condition and, with respect to each Lease, no event or condition currently exists which would give rise to a material repair or restoration obligation if such Lease were to terminate. The Seller has no knowledge of any event or condition which currently exists which would create a legal or other impediment to the use of the Leased Premises as currently used, or would increase the additional charges or other sums payable by the tenant under any of the Leases (including, without limitation, any pending tax reassessment or other special assessment affecting the Leased Premises). The improvements and building systems which comprise a part of the Leased Premises as to which the Corporation is responsible for the maintenance and repair thereof are in good condition, maintenance and repair.

              (c) CLAIMS. There has been no work performed, services rendered or materials furnished in connection with repairs, improvements, construction, alteration, demolition or similar activities with respect to the Real Property for at least ninety (90) days before the date hereof; there are no outstanding claims or persons entitled to any claim or right to a claim for a mechanics' or materialman's lien against the Real Property; and there is no person or entity other than the Corporation in or entitled to possession of the Real Property.

              (d) EASEMENTS, ETC. The Corporation has all easements and rights, including, but not limited to, easements for power lines, water lines, sewers, roadways and other means of ingress and egress, necessary to conduct the business the Corporation now conducts, all such easements and rights are perpetual, unconditional appurtenant rights to the Real Property, and none of such easements or rights are subject to any forfeiture or divestiture rights.

              (e) CONDEMNATION. Neither the whole nor any portion of any of the Real Property has been condemned, expropriated, ordered to be sold or otherwise taken by any public authority, with or without payment or compensation therefor, and the Seller does not know of any such condemnation, expropriation, sale or taking, or have any grounds to anticipate that any such condemnation, expropriation, sale or taking is threatened or contemplated. The Seller has no knowledge of any pending assessments which would affect the Real Property.

              (f) ZONING, ETC. None of the Real Property is in violation of any public or private restriction or any law or any building, zoning, health, safety, fire or other law, ordinance, code or regulation, and no notice from any governmental body has been served upon the Corporation or upon any of the Real Property claiming any violation of any such law, ordinance, code or regulation or requiring or calling to the attention of the Corporation the need for any work, repair, construction, alterations or installation on or in connection with said properties which has not been complied with. All improvements which comprise a part of the Real Property are located within the record lines of the Real Property and none of the improvements located on the Real Property encroach upon any adjoining property or any easements or rights of way and no improvements located on any adjoining property encroach upon any of the Real Property or any easements or rights of way servicing the Real Property.

              (g) OWNED EQUIPMENT. Schedule 3.16(g) hereto sets forth a list of all material machinery, equipment, motor vehicles, furniture and fixtures owned by the Corporation (collectively, the "OWNED EQUIPMENT").

              (h) LEASED EQUIPMENT. Schedule 3.16(h) hereto contains a list of all leases or other agreements, whether written or oral, under which the Corporation is lessee of or holds or operates any items of machinery, equipment, motor vehicles, furniture and fixtures or other property (other than real property) owned by any third party (collectively, the "LEASED EQUIPMENT").

              (i) MAINTENANCE OF EQUIPMENT. The Owned Equipment and the Leased Equipment are in good operating condition, maintenance and repair in accordance with industry standards taking into account the age thereof.

         3.17 PATENTS; TRADEMARKS; TRADE NAMES; COPYRIGHTS; LICENSES, ETC.

              (a) Except as set forth on Schedule 3.17 hereto, there are no patents, trademarks, trade names, service marks, service names and copyrights, and there are no applications therefor or licenses thereof, inventions, trade secrets, computer software, logos, slogans, proprietary processes and formulae and all other proprietary information, know-how and intellectual property rights, whether patentable or unpatentable, that are owned or leased by the Corporation or used in the conduct of the Corporation's business. The Corporation is not a party to, nor pays a royalty to anyone under, any license or similar agreement. There is no existing claim, or, to the knowledge of the Seller, any basis for any claim, against the Corporation that any of its operations, activities or products infringe the patents, trademarks, trade names, copyrights or other property rights of others or that the Corporation is wrongfully or otherwise using the property rights of others.

              (b) The Corporation has the right to use the names "Casa Ford" and/or "Casa Ford of Houston" in the Houston, Texas Metropolitan Statistical Area (as defined by the Office of Management and Budget) and, to the knowledge of the Seller, no person uses, or has the right to use, in such Area, such name or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership.

         3.18 CERTAIN LIABILITIES.

              (a) All accounts payable by the Corporation to third parties as of the date hereof arose in the ordinary course of business and none are delinquent or past-due.

              (b) Schedule 3.18 hereto sets forth a list of all indebtedness of the Corporation, other than accounts payable, as of the close of business on the day preceding the date hereof, including, without limitation, money borrowed, indebtedness of the Corporation owed to stockholders and former stockholders, the deferred purchase price of assets, letters of credit and capitalized leases, indicating, in each case, the name or names of the lender, the date of maturity, the rate of interest, any prepayment penalties or premiums and the unpaid principal amount of such indebtedness as of such date.

         3.19 NO UNDISCLOSED LIABILITIES. The Corporation does not have any material liabilities or obligations of any nature, known or unknown, fixed or contingent, matured or unmatured, other than those (a) reflected in the Financial Statements, (b) incurred in the ordinary course of business since the date of the Financial Statements and of the type and kind reflected in the Financial Statements, or (c) disclosed specifically on Schedule 3.19 hereto.

         3.20 ABSENCE OF CHANGES. Since December 31, 1997, the business of the Corporation has been operated in the ordinary course, consistent with past practices and, except as set forth on Schedule 3.20 hereto, there has not been incurred, nor has there occurred:

              (a) Any damage, destruction or loss (whether or not covered by insurance), adversely affecting the business or assets of the Corporation in excess of $50,000; (b) Any strikes, work stoppages or other labor disputes involving the employees of the Corporation; (c) Any sale, transfer, pledge or other disposition of any of the Assets of the Corporation having an aggregate book value of $50,000 or more (except sales of vehicles and parts inventory in the ordinary course of business); (d) Any declaration or payment of any dividend or other distribution in respect of its capital stock or any redemption, repurchase or other acquisition of its capital stock, (e) any amendment, termination, waiver or cancellation of any Material Agreement (as defined in Section 3.29 hereof) or any termination, amendment, waiver or cancellation of any material right or claim of the Corporation under any Material Agreement (except in each case in the ordinary course of business and consistent with past practice); (f) Any (1) general uniform increase in the compensation of the employees of the Corporation (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation or other plan or commitment), (2) increase in any such compensation payable to any individual officer, director, consultant or agent thereof, or (3) loan or commitment therefor made by the Corporation to any officer, director, stockholder, employee, consultant or agent of the Corporation; (g) Any change in the accounting methods, procedures or practices followed by the Corporation or any change in depreciation or amortization policies or rates theretofore adopted by the Corporation; (h) Any material change in policies, operations or practices of the Corporation with respect to business operations followed by the Corporation, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, or with respect to the policies, operations or practices of the Corporation concerning the employees of the Corporation; (i) Any capital appropriation or expenditure or commitment therefor on behalf of the Corporation in excess of $50,000 individually or $100,000 in the aggregate; (j) Any write-down or write-up of the value of any inventory or equipment of the Corporation or any increase in inventory levels in excess of historical levels for comparable periods; (k) Any account receivable in excess of $50,000 or note receivable in excess of $50,000 owing to the Corporation which (1) has been written off as uncollectible, in whole or in part, (2) has had asserted against it any claim, refusal or right of setoff, or (3) the account or note debtor has refused to, or threatened not to, pay for any reason, or such account or note debtor has become insolvent or bankrupt; (l) Any other change in the condition (financial or otherwise), business operations, assets, earnings, business or prospects of the Corporation which, in the judgment of the Seller, has, or could reasonably be expected to have, a material adverse effect on the assets, business or operations of the Corporation; or (m) Any agreement, whether in writing or otherwise, for the Corporation to take any of the actions enumerated in this Section 3.20.

         3.21 TAX MATTERS.

              (a) All federal, state and local tax returns and tax reports required as of the date hereof to be filed by the Corporation for taxable periods ending prior to the date hereof have been duly and timely filed prior to the due date thereof (as such due date may have been lawfully extended) by the Corporation with the appropriate governmental agencies, and all such returns and reports are true, correct and complete.

              (b) All federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("TAXES"), payable by, or due from, the Corporation for all periods prior to the date hereof have been fully paid or adequately reserved for by the Corporation or, with respect to Taxes required to be accrued, the Corporation has properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of the Corporation.

              (c) Set forth on Schedule 3.21 hereto are the tax years for which the federal income tax returns of the Corporation have been examined by the Internal Revenue Service ("IRS") and accepted. Except as set forth on Schedule
3.21 hereto, the Corporation has not received any notice of any assessed or proposed claim or deficiency against it in respect of, or of any present dispute between it and any governmental agency concerning, any Taxes. Except as set forth on Schedule 3.21 hereto, no examination or audit of any tax return or report of the Corporation by any applicable taxing authority is currently in progress and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return or report of the Corporation. Copies of all federal, state and local tax returns and reports required to be filed by the Corporation since the date of its incorporation (i.e., for the years ended 1997, 1996, 1995 and 1994), together with all schedules and attachments thereto, have been delivered by the Seller to the Buyer.

              (d) The Corporation is not now, and has never been, a member of a consolidated group for federal income tax purposes or a consolidated, combined or similar group for state tax purposes. No consent under Code Section 341 has been made affecting the Corporation. The Corporation is not a party to any agreement or arrangement that would result in the payment of any "excess parachute payments" under Code Section 280G. The Corporation is not required to make any adjustment under Code Section 481(a). No power of attorney relating to Taxes is currently in effect affecting the Corporation.

         3.22 COMPLIANCE WITH LAWS, ETC. The Corporation has conducted its operations and business in compliance with, and all of the Assets (including all of the Real Property) comply with, (i) all applicable laws, rules, regulations and codes (including, without limitation, any laws, rules, regulations and codes relating to anticompetitive practices, contracts, discrimination, employee benefits, employment, health, safety, fire, building and zoning, but excluding Environmental Laws which are the subject of Section 3.36 hereof) and (ii) all applicable orders, rules, writs, judgments, injunctions, decrees and ordinances. The Corporation has not received any notification of any asserted present or past failure by it to comply with such laws, rules or regulations, or such orders, writs, judgments, injunctions, decrees or ordinances. Set forth on
Schedule 3.22 hereto are all orders, writs, judgments, injunctions, decrees and other awards of any court or governmental agency applicable to the Corporation or its business or operations. The Seller has delivered to the Buyer copies of all reports, if any, of the Corporation required to be submitted under the Federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety laws and regulations. The deficiencies, if any, noted on such reports have been corrected by the Corporation and any deficiencies noted by inspection through the Closing Date will have been corrected by the Corporation by the Closing Date.

         3.23 LITIGATION REGARDING THE CORPORATION. Except as set forth on
Schedule 3.23 hereto, there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending, or, to the Seller's knowledge, threatened or probable of assertion, against the Corporation or relating to its assets, business or operations or the transactions contemplated by this Agreement, and the Seller does not know of any basis for the institution of any such suit or proceeding. No order, writ, judgment, injunction, decree or similar command of any court or any governmental or administrative agency or other body has been entered against or served upon the Corporation relating to the Corporation or its assets, business or operations.

         3.24 PERMITS, ETC. Set forth on Schedule 3.24 hereto is a list of all governmental licenses, permits, approvals, certificates of inspection and other authorizations, filings and registrations that are necessary for the Corporation to own and operate its business as presently conducted (collectively, the "PERMITS"). All such Permits have been duly and lawfully secured or made by the Corporation and are in full force and effect. There is no proceeding pending, or, to the Seller's knowledge, threatened or probable of assertion, to revoke or limit any such Permit. None of the transactions contemplated by this Agreement will terminate, violate or limit the effectiveness of any such Permit.

         3.25 EMPLOYEES; LABOR RELATIONS. As of the date hereof, the Corporation employed a total of approximately 110 employees. As of the date hereof, (a) the Corporation is not delinquent in the payment (i) to or on behalf of its past or present employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof, or (ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant; (b) there are no collective bargaining agreements currently in effect between the Corporation and labor unions or organizations representing any employees of the Corporation; (c) no collective bargaining agreement is currently being negotiated by the Corporation; (d) to the knowledge of the Seller, there are no union organizational drives in progress and there has been no formal or informal request to the Corporation for collective bargaining or for an employee election from any union or from the National Labor Relations Board; and (e) no dispute exists between the Corporation and any of its sales representatives or, to the knowledge of the Seller, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation.

         3.26 COMPENSATION. Schedule 3.26 contains a schedule of all employees (including sales representatives) and consultants of the Corporation whose individual cash compensation for the year ended December 31, 1997, is in excess of $100,000, together with the amount of total compensation paid to each such person for the twelve month period ended December 31, 1997 and the current aggregate base salary or hourly rate (including any bonus or commission) for each such person.

         3.27 EMPLOYEE BENEFITS.

              (a) The Seller has listed on Schedule 3.27 and has delivered to the Buyer true and complete copies of all Employee Plans (as defined below) and related documents, established, maintained or contributed to by the Corporation (which shall include for this purpose and for the purpose of all of the representations in this Section 3.27, the Seller and all employers, whether or not incorporated, that are treated together with the Corporation as a single employer with the meaning of Section 414 of the Code). The term "EMPLOYEE PLAN" shall include all plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and also shall include, without limitation, any deferred compensation, stock, employee or retiree pension benefit, welfare benefit or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, covering employees or former employees of the Corporation and maintained or contributed to by the Corporation.

              (b) Where applicable, each Employee Plan (i) has been administered in material compliance with the terms of such Employee Plan and the requirements of ERISA and the Code; and (ii) is in material compliance with the reporting and disclosure requirements of ERISA and the Code. The Corporation does not maintain or contribute to, and has never maintained or contributed to, an Employee Plan subject to Title IV of ERISA or a "multiemployer plan." There are no facts relating to any Employee Plan that (i) have resulted in a "prohibited transaction" of a material nature or have resulted or is reasonably likely to result in the imposition of a material excise tax, penalty or liability pursuant to Section 4975 of the Code, (ii) have resulted in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA, or (iii) have resulted or could result in any material liability (whether or not asserted as of the date hereof) of the Corporation or any ERISA affiliate pursuant to
Section 412 of the Code arising under or related to any event, act or omission occurring on or prior to the date hereof. Each Employee Plan that is intended to qualify under Section 401(a) or to be exempt under Section

501(c)(g) of the Code is so qualified or exempt as of the date hereof in each case as such Employee Plan has received favorable determination letters from the Internal Revenue Service with respect thereto. To the knowledge of the Seller, the amendments to and operation of any Employee Plan subsequent to the issuance of such determination letters do not adversely affect the qualified status of any such Employee Plan. No Employee Plan has an "accumulated funding deficiency" as of the date hereof, whether or not waived, and no waiver has been applied for. The Corporation has made no promises or incurred any liability under any Employee Plan or otherwise to provide health or other welfare benefits to former employees of the Corporation, except as specifically required by law. There are no pending or, to the best knowledge of the Seller, threatened claims (other than routine claims for benefit) or lawsuits with respect to any of the Corporation's Employee Plans. As used in this Section 3.27, all technical terms enclosed in quotation marks shall have the meaning set forth in ERISA.

         3.28 POWERS OF ATTORNEY. There are no persons, firms, associations, corporations or business organizations or entities holding general or special powers of attorney from the Corporation.

         3.29 MATERIAL AGREEMENTS.

              (a) LIST OF MATERIAL AGREEMENTS. Set forth on Schedule 3.29(a) hereto is a list or, where indicated, a brief description of all leases and all other contracts, agreements, documents, instruments, guarantees, plans, understandings or arrangements, written or oral, which are material to the Corporation or its business or assets (collectively, the "MATERIAL AGREEMENTS"). True copies of all written Material Agreements and written summaries of all oral Material Agreements described or required to be described on Schedule 3.29(a) have been furnished to the Buyer.

              (b) PERFORMANCE, DEFAULTS, ENFORCEABILITY. The Corporation has in all material respects performed all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any Material Agreement, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Seller, no other party to any Material Agreement is in default in any respect of any of its obligations thereunder. Each of the Material Agreements is valid and in full force and effect and enforceable against the parties thereto in accordance with their respective terms, and, except as set forth in Schedule 3.29(b) hereto, the consummation of the transactions contemplated by this Agreement will not (i) require the consent of any party thereto or (ii) constitute an event permitting termination thereof.

         3.30 BROKERS' OR FINDERS' FEES, ETC. No agent, broker, investment banker, person or firm acting on behalf of the Corporation or the Seller or any person, firm or corporation affiliated with the Seller or under his authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the sale of the Shares contemplated hereby, other than the fee or commission, to be paid solely by the Seller, to NCM Associates, Inc.

         3.31 BANK ACCOUNTS, CREDIT CARDS, SAFE DEPOSIT BOXES AND CELLULAR TELEPHONES. Schedule 3.31 hereto lists all bank accounts, credit cards and safe deposit boxes in the name of, or controlled by, the Corporation, and all cellular telephones provided and/or paid for by the Corporation, and details about the persons having access to or authority over such accounts, credit cards, safe deposit boxes and cellular telephones.

         3.32 INSURANCE.

              (a) Schedule 3.32(a) hereto contains a list of all policies of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and any other insurance and bonds maintained by, or on behalf of, the Corporation on its properties, operations, inventories, assets, business or personnel (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims in excess of $5,000 thereunder). Each such insurance policy identified therein is and shall remain in full force and effect on and as of the Closing Date and the Corporation is not in default with respect to any provision contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion. The insurance maintained by, or on behalf of, the Corporation is adequate in accordance with the standards of business of comparable size in the industry in which the Corporation operates and no notice of cancellation or termination has been received with respect to any such policy. The Corporation has not, during the last three (3) fiscal years, been denied or had revoked or rescinded any policy of insurance.

              (b) Set forth on Schedule 3.32(b) hereto is a summary of information pertaining to material property damage and personal injury claims in excess of $5,000 against the Corporation during the past five (5) years, all of which are fully satisfied or are being defended by the insurance carrier and involve no exposure to the Corporation.

         3.33 WARRANTIES. Set forth on Schedule 3.33 hereto are descriptions or copies of the forms of all express warranties and disclaimers of warranty made by the Corporation (separate and distinct from any applicable manufacturers', suppliers' or other third-parties' warranties or disclaimers of warranties) during the past five (5) years to customers or users of the vehicles, parts, products or services of the Corporation. There have been no breach of warranty or breach of representation claims against the Corporation during the past five
(5) years which have resulted in any cost, expenditure or exposure to the Corporation of more than $100,000 individually or in the aggregate.

         3.34 DIRECTORS AND OFFICERS. Set forth on Schedule 3.34 hereto is a true and correct list of the names and titles of each director and officer of the Corporation.

         3.35 SUPPLIERS AND CUSTOMERS. The Corporation is not required to provide bonding or any other security arrangements in connection with any transactions with any of its respective customers and suppliers. To the knowledge of the Seller, no such supplier, customer or creditor intends or has threatened, or reasonably could be expected, to terminate or modify any of its relationships with the Corporation.

         3.36 ENVIRONMENTAL MATTERS.

              (a) For purposes of this Section 3.36, the following terms shall have the following meaning: (i) "ENVIRONMENTAL LAW" means all present and future federal, state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements, or permits, issued, promulgated, approved or entered thereunder by any government authority relating to pollution, Hazardous Materials, worker safety or protection of human health or the environment. (ii) "HAZARDOUS MATERIALS" means any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, solid waste, petroleum or petroleum-derived substance or waste (regardless of specific gravity), or any constituent or decomposition product of any such pollutant, material, substance or waste, including, but not limited to, any hazardous substance or constituent contained within any waste and any other pollutant, material, substance or waste regulated under or as defined by any Environmental Law.

              (b) The Corporation has obtained all permits, licenses and other authorizations or approvals required under Environmental Laws for the conduct and operation of the Assets and the business of the Corporation ("ENVIRONMENTAL PERMITS"). All such Environmental Permits are in good standing, the Corporation is and has been in compliance with the terms and conditions of all such Environmental Permits, and no appeal or any other action is pending or threatened to revoke any such Environmental Permit.

              (c) The Corporation and its business, operations and assets are and have been in compliance with all Environmental Laws.

              (d) Neither the Corporation nor the Seller has received any written or oral order, notice, complaint, request for information, claim, demand or other communication from any government authority or other person, whether based in contract, tort, implied or express warranty, strict liability, or any other common law theory, or any criminal or civil statute, arising from or with respect to (i) the presence, release or threatened release of any Hazardous Material or any other environmental condition on, in or under the Real Property or any other property formerly owned, used or leased by the Corporation, (ii) any other circumstances forming the basis of any actual or alleged violation by the Corporation or the Seller of any Environmental Law or any liability of the Corporation or the Seller under any Environmental Law, (iii) any remedial or removal action required to be taken by the Corporation or the Seller under any Environmental Law, or (iv) any harm, injury or damage to real or personal property, natural resources, the environment or any person alleged to have resulted from the foregoing, nor is the Seller aware of any facts which might reasonably give rise to such notice or communication. Neither the Corporation nor the Seller has entered into any agreements concerning any removal or remediation of Hazardous Materials.

              (e) No lawsuits, claims, civil actions, criminal actions, administrative proceedings, investigations or enforcement or other actions are pending or threatened under any Environmental Law with respect to the Corporation, the Seller or the Real Property.

              (f) No Hazardous Materials are or have been released, discharged, spilled or disposed of onto, or migrated onto, the Real Property or any other property previously owned, operated or leased by the Corporation, and no environmental condition exists (including, without limitation, the presence, release, threatened release or disposal of Hazardous Materials) related to the Real Property, to any property previously owned, operated or leased by the Corporation, or to the Corporation's past or present operations, which would constitute a violation of any Environmental Law or otherwise give rise to costs, liabilities or obligations under any Environmental Law.

              (g) Neither the Corporation nor the Seller, nor any of their respective predecessors in interest, has transported or disposed of, or arranged for the transportation or disposal of, any Hazardous Materials to any location
(i) which is listed on the National Priorities List, the CERCLIS list under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar federal, state or local list, (ii) which is the subject of any federal, state or local enforcement action or other investigation, or
(iii) about which either the Corporation or the Seller has received or has reason to expect to receive a potentially responsible party notice or other notice under any Environmental Law.

              (h) No environmental lien has attached or is threatened to be attached to the Real Property.

              (i) No employee of the Corporation in the course of his or her employment with the Corporation has been exposed to any Hazardous Materials or other substance, generated, produced or used by the Corporation which could give rise to any claim (whether or not such claim has been asserted) against the Corporation.

              (j) Except as set forth on Schedule 3.36 hereto, the Real Property does not contain any: (i) septic tanks into which process wastewater or any Hazardous Materials have been disposed; (ii) asbestos; (iii) polychlorinated biphenyls (PCBs); (iv) underground injection or monitoring wells; or (v) underground storage tanks.

              (k) Except as set forth on Schedule 3.36, there have been no environmental studies or reports made relating to the Real Property or any other property or facility previously owned, operated or leased by the Corporation.

              (l) The Corporation has not agreed to assume, defend, undertake, guarantee, or provide indemnification for, any liability, including, without limitation, any obligation for corrective or remedial action, of any other person under any Environmental Law for environmental matters or conditions.

         3.37 BUSINESS GENERALLY. The Seller is not aware of the existence of any conditions, including, without limitation, any actual or potential competitive factors in the markets in which the Corporation participates, which have not been disclosed in writing to the Buyer and which could reasonably be expected to have an adverse effect on the business and operations of the Corporation, other than general business and economic conditions generally affecting the industry and markets in which the Corporation participates.

         3.38 MISSTATEMENTS AND OMISSIONS. No representation and warranty by the Seller contained in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Seller to the Buyer in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation and warranty or such statement not misleading.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to the Seller as follows:

         4.1 ORGANIZATION AND GOOD STANDING. The Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

         4.2 BUYER'S POWER AND AUTHORITY; CONSENTS AND APPROVALS.

              (a) The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

              (b) Except as set forth in Schedule 4.2(b) hereto, no authorization, approval or consent of, or notice to or filing or registration with, any governmental agency or body, or any other third party, is required in connection with the execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments to be executed by the Buyer in connection herewith, the consummation by the Buyer of the transactions contemplated hereby or thereby or the performance by the Buyer of its obligations hereunder and thereunder.

         4.3 EXECUTION AND ENFORCEABILITY. This Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly and validly authorized, executed and delivered by all necessary corporate action on the part of the Buyer and this Agreement constitutes, and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, when executed and delivered by the Buyer, shall constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and general equity principles.

         4.4 LITIGATION REGARDING BUYER. There are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the Buyer's knowledge, threatened or probable of assertion against the Buyer relating to this Agreement or the transactions contemplated hereby before any court, governmental or administrative agency or other body, and no judgment, order, writ, injunction, decree or other similar command of any court or governmental or administrative agency or other body has been entered against or served upon the Buyer relating to this Agreement or the transactions contemplated hereby.

         4.5 NO VIOLATION; CONFLICTS. The execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder do not and will not (a) conflict with or violate any of the terms of the Certificate of Incorporation or By-Laws of the Buyer, or (b) violate or conflict with any domestic law, ordinance, rule or regulation, or any judgement, order, writ, injunction or decree of any court, administrative or governmental agency or other body, material to the Buyer.

         4.6 BROKERS' OR FINDERS' FEES, ETC. No agent, broker, investment banker, person or firm acting on behalf of the Buyer or any person, firm or corporation affiliated with the Buyer or under its authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the sale of the Shares contemplated hereby.

         4.7 MISSTATEMENTS AND OMISSIONS. No representation and warranty by the Buyer contained in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Buyer to the Seller in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation and warranty or such statement not misleading.

                                    ARTICLE 5
                       PRE-CLOSING COVENANTS OF THE SELLER

         The Seller hereby covenants and agrees that, from and after the date hereof until the Closing:

         5.1 PROVIDE ACCESS TO INFORMATION; COOPERATION WITH BUYER.

              (a) ACCESS. The Seller shall afford, and cause the Corporation to afford, to the Buyer, its attorneys, accountants, and representatives, free and full access at all reasonable times, and upon reasonable prior notice, to the properties, books and records of the Corporation, and to interview personnel, suppliers and customers of the Corporation, in order that the Buyer may have a full opportunity to make such investigation (including the Environmental Audit contemplated by Section 5.11 below) as it shall reasonably desire of the assets, business and operations of the Corporation (including, without limitation, any appraisals or inspections thereof), and provide to the Buyer and its representatives such additional financial and operating data and other information as to the business and properties of the Corporation as the Buyer shall from time to time reasonably request.

              (b) COOPERATION IN OBTAINING CONSENTS. The Seller shall use reasonable best efforts in cooperating with the Buyer in the preparation of and delivery to all applicable automobile manufacturers or distributors, as soon as practicable after the date hereof, of an application and other information necessary to obtain such automobile manufacturer's or distributor's consent to or the approval of the transactions contemplated by this Agreement.

         5.2 OPERATION OF BUSINESS OF THE CORPORATION. The Seller shall cause the Corporation to (a) maintain its corporate existence in good standing, (b) operate its business substantially as presently operated and only in the ordinary course and consistent with past operations and its obligations under any existing agreements with all applicable automobile manufacturers or distributors, (c) use its best efforts to preserve intact its present business organizations and employees and its relationships with persons having business dealings with them, including, but not limited to, all applicable automobile manufacturers or distributors and any floor plan financing creditors, (d) comply in all respects with all applicable laws, rules and regulations, (e) maintain its insurance coverages, (f) pay all Taxes, charges and assessments when due, subject to any valid objection or contest of such amounts asserted in good faith and adequately reserved against, (g) make all debt service payments when contractually due and payable, (h) pay all accounts payable and other current liabilities when due, (i) maintain the Employee Plans and each plan, agreement and arrangement listed on Schedule 3.27, and (j) maintain its property, plant and equipment in good operating condition in accordance with industry standards taking into account the age thereof.

         5.3 BOOKS OF ACCOUNT. The Seller shall cause the Corporation to maintain its books and records of account in the usual, regular and ordinary manner.

         5.4 EMPLOYEES. The Seller shall (i) use his reasonable best efforts to encourage such personnel of the Corporation as the Buyer may designate in writing to remain employees of the Corporation after the date of the Closing, and (ii) not take any action, or permit the Corporation to take any action, to encourage any of the personnel of the Corporation to leave their positions with the Corporation.

         5.5 CERTAIN PROHIBITIONS. The Seller shall not permit the Corporation to (i) issue any equity or debt security or any options or warrants, (ii) enter into any subscriptions, agreements, plans or other commitments pursuant to which the Corporation is or may become obligated to issue any of its debt or equity securities, (iii) otherwise change or modify its capital structure, (iv) engage in any reorganization or similar transaction, (v) sell or otherwise dispose of any of its assets, other than sales of inventory in the ordinary course of business, (vi) declare or make payment of any dividend or other distribution in respect of its capital stock or redeem, repurchase or otherwise acquire any of its capital stock, or (vii) agree to take any of the foregoing actions.

         5.6 OTHER CHANGES. The Seller shall not permit the Corporation to take, cause, agree to take or cause to occur any of the actions or events set forth in
Section 3.20 of this Agreement.

         5.7 ADDITIONAL INFORMATION. The Seller shall furnish and cause the Corporation to furnish to the Buyer such additional information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any representation or warranty made by the Seller or any information contained in any Schedule hereto or in other information supplied in connection herewith then inaccurate or incomplete. The receipt of such additional information by the Buyer shall not operate as a waiver by the Buyer of the obligations of the Seller to satisfy the conditions to Closing set forth in Section 7.1 hereof.

         5.8 PUBLICITY. Except as may be required by law or the applicable rules or regulations of any securities exchange, the Seller shall not (i) make or permit the Corporation to make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Buyer, and (ii) otherwise disclose the existence and nature of their discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than their accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Seller, as the case may be. The Seller shall cooperate with the Buyer in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement.

         5.9 OTHER NEGOTIATIONS. The Seller shall not pursue, initiate, encourage or engage in, nor shall any of their respective Affiliates or agents pursue, initiate, encourage or engage in, and the Seller shall cause the Corporation and its Affiliates, directors, officers and agents not to pursue, initiate, encourage or engage in, any negotiations or discussions with, or provide any information to, any other person or entity (other than the Buyer and its representatives and Affiliates) regarding the sale of the assets or capital stock of the Corporation or any merger or similar transaction involving the Corporation.

         5.10 CLOSING CONDITIONS. The Seller shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 7 hereof required herein to be satisfied by the Seller prior to the Closing.

         5.11 ENVIRONMENTAL AUDIT. The Seller shall cause the Corporation to allow an environmental consulting firm selected by the Buyer (the "ENVIRONMENTAL AUDITOR") to have prompt access to the Real Property in order to conduct an environmental investigation, satisfactory to the Buyer in scope (such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by the Buyer), of, and to prepare a report with respect to, the Real Property (the "ENVIRONMENTAL AUDIT"). The Seller shall cause the Corporation to provide to the Environmental Auditor: (i) reasonable access to all its existing records concerning the matters which are the subject of the Environmental Audit; and (ii) reasonable access to the employees of the Corporation and the last known addresses of former employees of the Corporation who are most familiar with the matters which are the subject of the Environmental Audit (the Seller agreeing to use reasonable efforts to have such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). The Seller shall otherwise cooperate and cause the Corporation to cooperate with the Environmental Auditor in connection with the Environmental Audit. The Buyer and the Seller shall each bear 50% of the costs, fees and expenses incurred in connection with the preparation of the Environmental Audit.

         5.12 AUDITED FINANCIAL STATEMENTS. The Seller shall allow, cooperate with and assist Buyer's accountants, and shall instruct the Corporation's accountants to cooperate, in the preparation of audited financial statements of the Corporation as necessary for any required filings by the Buyer with the Securities and Exchange Commission or with the Buyer's lenders; PROVIDED that the expense of such audit shall be borne by the Buyer.

         5.13 HART-SCOTT-RODINO. Subject to the determination by the Buyer that any of the following actions is not required, the Seller shall promptly prepare and file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION"), and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

                                    ARTICLE 6
                         PRE-CLOSING COVENANTS OF BUYER

         The Buyer hereby covenants and agrees that, from and after the date hereof until the Closing:

         6.1 PUBLICITY. Except as may be required by law or by the rules of the New York Stock Exchange, or as necessary in connection with the transactions contemplated hereby, the Buyer shall not (i) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Seller, or (ii) otherwise disclose the existence and nature of its discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than its accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Buyer.

         6.2 CLOSING CONDITIONS. The Buyer shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 8 hereof required herein to be satisfied by the Buyer prior to the Closing.

         6.3 APPLICATION TO AUTOMOBILE MANUFACTURERS AND DISTRIBUTORS. Subject to the reasonable cooperation of the Seller, the Buyer shall provide to all applicable automobile manufacturers and distributors as promptly as practicable after the execution and delivery of this Agreement any application or other information with respect to such application necessary in connection with the seeking of the consents of such manufacturers and distributors to the transactions contemplated by this Agreement.

         6.4 HART-SCOTT-RODINO. Subject to the determination by the Buyer that any of the following actions is not required, the Buyer shall promptly prepare and file Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division, respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation, and the Buyer shall pay all filing fees in connection therewith.

         6.5 ACCESS. The Buyer shall afford to the Seller, his attorneys, accountants, and representatives, free and full access at all reasonable times, and upon reasonable prior notice, to the properties, books and records of the Buyer, and to interview personnel, suppliers and customers of the Buyer, in order that the Seller may have a full opportunity to make such investigation as he shall reasonably desire of the assets, business and operations of the Buyer.

                                    ARTICLE 7
              CONDITIONS TO OBLIGATIONS OF THE BUYER AT THE CLOSING

         The obligations of the Buyer to perform this Agreement at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by the Buyer:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing.

         7.2 PERFORMANCE OF OBLIGATIONS OF THE SELLER. The Seller shall have performed all obligations required to be performed by the Seller under this Agreement, and complied with all covenants for which compliance by the Seller is required under this Agreement, prior to or at the Closing, including, without limitation, delivery of the stock certificates and stock powers for the Shares described in Section 1.3 hereof.

         7.3 CLOSING DOCUMENTATION. The Buyer shall have received the following documents, agreements and instruments from the Seller:

              (a) a certificate signed by the Seller and dated the date of the Closing certifying as to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof;

              (b) such duly signed resignations of directors and officers of the Corporation as the Buyer shall have previously requested;

              (c) an opinion of Daniel C. Pappas, P.C., counsel for the Seller, dated the date of the Closing and addressed to the Buyer, in form and substance reasonably acceptable to the Buyer and its counsel;

              (d) copies of all authorizations, approvals, consents, notices, registrations and filings referred to in Schedules 3.2(b), 3.10 and 3.29(b) hereof including, without limitation, any required consents of the landlords under the Leases necessary to enable the Corporation to continue as the tenant thereunder at the same lease rentals and on the same terms as existed prior to the Closing;

              (e) a certificate dated as of a recent date from (i) the Secretary of State of the State of Texas to the effect that the Corporation is duly incorporated and in good standing in such state and stating that the Corporation owes no franchise taxes in such state and listing all documents of the Corporation on file with said Secretary of State, and (ii) one or more certificates of officials from the jurisdictions listed on Schedule 3.7 hereto to the effect that the Corporation is duly qualified as a foreign corporation and is in good standing in such jurisdictions;

              (f) a copy of the Corporation's Articles of Incorporation, including all amendments thereto, certified as of a recent date by the Secretary of State of the State of Texas;

              (g) evidence, reasonably satisfactory to the Buyer, of the authority and incumbency of the persons acting on behalf of the Corporation in connection with the execution of any document delivered in connection with this Agreement;

              (h) Uniform Commercial Code Search Reports on Form UCC-11 with respect to the Corporation from the states and local jurisdictions where the principal places of business of the Corporation and its assets are located;

              (i) a certificate of the Seller as to the Seller's non-foreign status in appropriate form;

              (j) the corporate minute books and stock record books of the Corporation, and all other books and records of, or pertaining to, the business and operations of the Corporation;

              (k) estoppel letter[s] of lender[s] to the Corporation, in form and substance reasonably satisfactory to the Buyer, with respect to amounts owing by the Corporation as of the Closing; and

              (l) such other instruments and documents as the Buyer shall reasonably request not inconsistent with the provisions hereof.

         7.4 APPROVAL OF LEGAL MATTERS. The form of all instruments, certificates and documents to be executed and delivered by the Seller to the Buyer pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.

         7.5 NO LITIGATION. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of, or otherwise relating to, this Agreement or the transactions contemplated hereby, or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

         7.6 NO MATERIAL ADVERSE CHANGE OR UNDISCLOSED LIABILITY. There shall have been no material adverse change or development in the business, prospects, properties, earnings, results of operations or financial condition of the Corporation, or any of its assets.

         7.7 NO ADVERSE LAWS. There shall not have been enacted, adopted or promulgated any statute, rule, regulation or order which materially adversely affects the business or assets of the Corporation.

         7.8 AFFILIATE AND OTHER TRANSACTIONS. All amounts owing to the Corporation from the Seller or any Affiliate thereof or from any of the Corporation's officers and employees shall have either been paid in full or written off by the Corporation, in either case, prior to the Effective Closing Date.

         7.9 ESCROW AGREEMENT. The Seller and the Escrow Agent shall have duly executed and delivered to the Buyer the Escrow Agreement.

         7.10 FORD MOTOR COMPANY APPROVALS. Ford Motor Company shall have given any required approval of the transfer of the Shares to the Buyer and shall have given any required approval of O. Bruton Smith or his designee as the authorized dealer operator of the Corporation's Ford dealership franchise, and Ford Motor Company shall have executed any required dealer agreements and/or amendments or supplements thereto in connection with the foregoing.

         7.11 NON-COMPETITION AGREEMENT. The Seller shall have duly executed and delivered to the Buyer and the Corporation the Non-Competition Agreement.

         7.12 EMPLOYMENT AGREEMENT. The Seller shall have duly executed and delivered to the Buyer the Employment Agreement.

         7.13 CANCELLATION OF STOCK OPTIONS. All outstanding options, warrants, "phantom" stock options and other plans, agreements or arrangements of the Corporation with respect to the purchase, or the issuance of, any capital stock or other securities of the Corporation shall have been canceled and terminated prior to the Closing at no expense to the Buyer, and the Buyer shall have received reasonably satisfactory evidence thereof.

         7.14 AUDITED FINANCIAL STATEMENTS. The Buyer shall have completed preparation of such audited financial statements of the Corporation as may be required by applicable regulations of the Securities and Exchange Commission or by any of the Buyer's lenders.

         7.15 HART-SCOTT-RODINO WAITING PERIOD. All applicable waiting periods under the HSR Act shall have expired without any indication by the Antitrust Division or the Federal Trade Commission that either of them intends to challenge the transactions contemplated hereby or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

                                    ARTICLE 8
             CONDITIONS TO OBLIGATIONS OF THE SELLER AT THE CLOSING

         The obligation of the Seller to perform this Agreement at the Closing is subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by the Seller:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing.

         8.2 PERFORMANCE OF OBLIGATIONS OF THE BUYER. The Buyer shall have performed all obligations required to be performed by it under this Agreement, and complied with all covenants for which compliance by it is required under this Agreement, prior to or at the Closing, including, without limitation, payment of the Initial Purchase Price pursuant to Section 1.2(b) hereof.

         8.3 CLOSING DOCUMENTATION. The Seller shall have received the following documents, agreements and instruments from the Buyer:

              (a) a certificate signed by a duly authorized signatory of the Buyer and dated as of the Closing Date certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof;

              (b) an opinion of Parker, Poe, Adams & Bernstein L.L.P., counsel for the Buyer, dated as of the Closing Date and addressed to the Seller, in form and substance reasonably satisfactory to the Seller and his counsel;

              (c) such resolutions of the Buyer, as sole shareholder of the Corporation, and the directors of the Corporation electing directors and appointing officers, respectively, of the Corporation, effective upon the Closing;

              (d) certificates dated as of a recent date from the Secretary of State of the State of Delaware to the effect that the Buyer is duly incorporated and in good standing in such state;

              (e) a copy of the Buyer's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of the State of Delaware;

              (f) evidence, reasonably satisfactory to the Seller, of the authority and incumbency of the persons acting on behalf of the Buyer in connection with the execution of any document delivered in connection with this Agreement; and

              (g) such other instruments and documents as the Seller shall reasonably request not inconsistent with the provisions hereof.

         8.4 APPROVAL OF LEGAL MATTERS. The form of all certificates, instruments and documents to be executed or delivered by the Buyer to the Seller pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Seller and his counsel, none of whose approval shall be unreasonably withheld or delayed.

         8.5 NO LITIGATION. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of, or otherwise relating to, this Agreement or the transactions contemplated hereby, or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

         8.6 ESCROW AGREEMENT. The Buyer and the Escrow Agent shall have duly executed and delivered to the Seller the Escrow Agreement.

         8.7 EMPLOYMENT AGREEMENT. The Corporation shall have duly executed and delivered to the Seller the Employment Agreement.

         8.8 HART-SCOTT-RODINO WAITING PERIOD. All applicable waiting periods under the HSR Act shall have expired without any indication of the Antitrust Division or the Federal Trade Commission that either of them intends to challenge the transactions contemplated hereby, or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

                                    ARTICLE 9
        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION, ETC.

         9.1 SURVIVAL. All statements contained in any Schedule or certificate delivered hereunder or in connection herewith by or on behalf of any of the parties pursuant to this Agreement shall be deemed representations and warranties by the respective parties hereunder unless otherwise expressly provided herein. The representations and warranties of the Seller or the Buyer contained in this Agreement, including those contained in any Schedule or certificate delivered hereunder or in connection herewith, shall survive the Closing for a period of three years with the exception of (i) the representations and warranties of the Seller contained in Section 3.21, which shall survive the Closing until the expiration of the applicable tax statutes of limitation plus a period of sixty (60) days, and (ii) the representations and warranties of the Seller contained in Sections 3.11, 3.19 and 3.36, which shall survive the Closing indefinitely. As to each representation and warranty of the parties hereto, the date to which such representation and warranty shall survive is hereinafter referred to as the "SURVIVAL DATE".


         9.2 AGREEMENT TO INDEMNIFY BY SELLER. Subject to the terms and conditions of Sections 9.4 and 9.5 hereof, the Seller hereby agrees to indemnify and save the Buyer, the Corporation and their respective shareholders, officers, directors, employees, successors and assigns (each, a "BUYER INDEMNITEE") harmless from and against, for and in respect of, any and all damages, losses, obligations, liabilities, demands, judgments, injuries, penalties, claims, actions or causes of action, encumbrances, costs, and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees), suffered, sustained, incurred or required to be paid by any Buyer Indemnitee (collectively, "BUYER'S DAMAGES") arising out of, based upon, in connection with, or as a result of:

              (a) the untruth, inaccuracy or breach of any representation and warranty of the Seller contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith, excluding any breach of representation and warranty contained in
Section 3.19 or in the certificate of the Seller (regarding Affiliate Payables and Excluded Indebtedness contemplated by Section 1.2(b)(1) hereof); PROVIDED, HOWEVER, that with respect to the foregoing indemnification obligation of the Seller contained in this paragraph (a), the Seller shall not have any indemnification obligation until (and only to the extent that) Buyer's Damages in respect of all claims for indemnity pursuant to this paragraph (a) shall exceed a cumulative aggregate total of $50,000;

              (b) the untruth, inaccuracy or breach of any representation and warranty of the Seller contained in or made pursuant to Section 3.19, including in any Schedule or certificate delivered hereunder in connection therewith;

              (c) the Affiliate Payables and/or the Excluded Indebtedness;

              (d) the breach or nonfulfillment of any covenant or agreement of the Seller contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto;

              (e) any loss of life, injury to persons or property, or damage to natural resources caused by the actual, alleged, or threatened release, storage, transportation, treatment or generation, of Hazardous Materials generated, stored, used, disposed of, treated, handled or shipped by the Corporation on or before the Closing Date;

              (f) any cleanup of Hazardous Materials released, disposed of or discharged: (i) on, beneath or adjacent to the Real Property prior to or on the date of the Closing; or (ii) at any other location if such substances were generated, used, stored, treated, transported or released by the Corporation prior to or on the Closing Date;

              (g) all known or unknown environmental liabilities and claims of the Corporation or arising out of the ownership the Shares prior to the Closing, including, without limitation, the presence, release or threatened release of Hazardous Materials and any liabilities or obligations arising under any Environmental Law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), as amended; or

              (h) any and all costs of installing pollution control equipment or other equipment to bring any of the Real Property into compliance with any Environmental Law if such equipment is installed because any of the Real Property was not in compliance with any Environmental Laws as of the date of the Closing.

              With respect to the Seller's obligations to pay Buyer's Damages pursuant to Section 9.2 of this Agreement, the Buyer shall be entitled (but shall not be obligated) to make demand for payment under the Escrow Agreement and/or to postpone, offset and reduce the Contingent Purchase Price as provided in Section 9.7 below.

         9.3 AGREEMENT TO INDEMNIFY BY BUYER. Subject to the terms and conditions of Sections 9.4 and 9.5 hereof, the Buyer hereby agrees to indemnify and save the Seller and his successors and assigns (each, a "SELLER INDEMNITEE") harmless from or against, for and in respect of, any and all damages, losses, obligations, liabilities, demands, judgments, injuries, penalties, claims, actions or causes of action, encumbrances, costs, and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by any Seller Indemnitee arising out of, based upon or in connection with or as a result of:

              (a) the untruth, inaccuracy or breach of any representation and warranty of the Buyer contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith; or


              (b) the breach or nonfulfillment of any covenant or agreement of the Buyer contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto.

         9.4 CLAIMS FOR INDEMNIFICATION. No claim for indemnification with respect to a breach of a representation and warranty shall be made under this Agreement after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee or the Seller Indemnitee, as the case may be, shall have given the Seller or the Buyer, as the case may be, written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit, or cause of action against such Buyer Indemnitee or Seller Indemnitee, as the case may be.

         9.5 PROCEDURES REGARDING THIRD PARTY CLAIMS. The procedures to be followed by the Buyer and the Seller with respect to indemnification hereunder regarding claims by third persons which could give rise to an indemnification obligation hereunder shall be as follows:

              (a) Promptly after receipt by any Buyer Indemnitee or Seller Indemnitee, as the case may be, of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a tax audit) or the assertion of any claim by a third person which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the "INDEMNIFIED PARTY") shall give a written notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "INDEMNIFYING PARTY"), setting forth in reasonable detail the nature of such action, proceeding or claim, including copies of any documents and written correspondence from such third person to such Indemnified Party.

              (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages, (ii) the Indemnifying Party confirms, in writing, its obligation hereunder to indemnify and hold harmless the Indemnified

Party with respect to such damages in their entirety pursuant to Sections 9.2 or
9.3 hereof, as the case may be, and (iii) the Indemnifying Party shall have made provision which, in the reasonable judgment of the Indemnified Party, is adequate to satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; PROVIDED, that such settlement is paid in full by the Indemnifying Party and will not have any direct or indirect continuing material adverse effect upon the Indemnified Party.

              (c) With respect to any action, proceeding or claim as to which
(i) the Indemnifying Party does not have the right to assume the defense or (ii) the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such action, proceeding or claim, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Sections 9.2 or 9.3 hereof, as the case may be. The Indemnified Party shall have full rights to dispose of such action, proceeding or claim and enter into any monetary compromise or settlement; PROVIDED, HOWEVER, in the event that the Indemnified Party shall settle or compromise any action, proceeding or claim for which indemnification is due under Sections 9.2 or 9.3 hereof, as the case may be, it shall act reasonably and in good faith in doing so.

              (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such action, proceeding or claim, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

         9.6 EFFECTIVENESS. The provisions of this Article 9 shall be effective upon consummation of the Closing, and prior to the Closing, shall have no force and effect.

         9.7 POSTPONEMENT, OFFSET AND REDUCTION OF CONTINGENT PURCHASE PRICE. If, as of the date of the payment of an installment of the Contingent Purchase Price (hereinafter called a "CONTINGENT PAYMENT DATE"), any Buyer Indemnitee shall have previously made a claim or claims for Buyer's Damages and such claim or claims shall not have been resolved prior to such Contingent Payment Date, either by mutual written agreement between the Seller and the Buyer or by a decision of the arbitrators pursuant to Section 12.13 below, then the amount of such installment of Contingent Purchase Price shall only be paid to the extent that such amount (together with the amount of any prior installment of Contingent Purchase Price which has been postponed pursuant to this Section 9.7) exceeds the aggregate total of Buyer's Damages as to which claims for indemnification shall have been made on or prior to such Contingent Payment Date and not resolved on or prior thereto, and payment of the remainder of the Contingent

Purchase Price which would otherwise be payable on or before such Contingent Payment Date shall be postponed until the resolution of all such claims for indemnification. The Seller hereby acknowledges and agrees that the Buyer shall be entitled to set off against and to reduce the amount of the Contingent Purchase Price by the amount of Buyer's Damages which is either agreed to in writing by the Seller and the Buyer or determined pursuant to a decision of the arbitrators referred to in Section 12.13 below. To the extent that such arbitrators shall determine that the postponement of any portion of the Contingent Purchase Price by the Buyer was not warranted, the Buyer shall promptly pay such portion to the Seller, together with interest thereon at the Interest Rate (as defined in Section 1.2(c) above) from the applicable Contingent Payment Date. Any amount of postponement, setoff and reduction of the Contingent Purchase Price contemplated by this Section 9.7 shall be allocated first to the cash portion of such Contingent Purchase Price and second to the Preferred Stock (or Common Stock) portion of such Contingent Purchase Price.

                                   ARTICLE 10
                                   TERMINATION

         10.1 TERMINATION. Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

              (a) by the written mutual consent of the Buyer and the Seller;

              (b) At any time after the Closing Date Deadline (as the same may have been extended pursuant to Article 2 hereof), by written notice by the Buyer or the Seller to the other party hereto if the Closing shall not have been completed on or before the Closing Date Deadline (as the same may have been extended pursuant to Article 2 hereof); PROVIDED, HOWEVER, no party may terminate this Agreement pursuant to this Section 10.1(b) if such party is in breach of any material representation, warranty or covenant of such party contained in this Agreement;

              (c) By the Buyer if, after any initial HSR Act filing, the FTC makes a "second request" for information, or the FTC or the Antitrust Division challenges the transactions contemplated hereby; PROVIDED, that the Buyer delivers a written notice to the Seller of its termination hereunder within 30 days of the Buyer's receipt of such second request or of notice of such challenge;

              (d) By the Buyer, by written notice to the Seller, in the event that approval by any applicable automobile manufacturer or distributor of the transactions contemplated by this Agreement is not received by the Closing Date Deadline (as the same may have been extended pursuant to Article 2 hereof);

              (e) By the Buyer, by written notice to the Seller, in the event that any applicable automobile manufacturer or distributor (or any person claiming by, through or under it) shall exercise any right of first refusal, preemptive right or other similar right, with respect to the dealership business of the Corporation; or

              (f) By the Buyer, on written notice to the Seller within 30 days after the date hereof, if, and only if, the Buyer is not satisfied, in its discretion, with the results of the Buyer's due diligence investigation contemplated by Section 5.1(a) hereof.

         10.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that any termination pursuant to
Section 10.1 shall not relieve (i) the Buyer of any liability under Section 10.3 below, (ii) the Seller of any liability under Section 10.4 below, (iii) the Buyer or the Seller of any liability or obligation under Section 12.14 below,
(iv) the Corporation of any liability under Section 10.6 below, or (v) any party hereto of any liability for breach of any representation and warranty, covenant or agreement hereunder occurring prior to such termination. In addition, in the event of any such termination, all filings, applications and other submissions made pursuant to this Agreement or prior to the execution of this Agreement in contemplation thereof shall, to the extent practicable, be withdrawn from the agency or other entity to which made.

         10.3 PAYMENT OF BUYER'S TERMINATION FEE . If this Agreement is terminated by the Seller pursuant to Section 10.1(b) above and the failure to complete the Closing on or before the Closing Date Deadline shall have been due to the Buyer's breach of its material representations and warranties or its material covenants or obligations under this Agreement, then the Buyer shall, upon demand of the Seller, promptly pay to the Seller in immediately available funds, as liquidated damages for the loss of the transaction, a termination fee of $150,000 (the "BUYER'S TERMINATION FEE").

         10.4 PAYMENT OF SELLER'S TERMINATION FEE. If this Agreement is terminated by the Buyer pursuant to Section 10.1(b) above and the failure to complete the Closing on or before the Closing Date Deadline shall have been due to the Seller's breach of any of their material representations and warranties or any of their material covenants or obligations under this Agreement, then the Seller shall, upon demand of the Buyer, promptly pay to the Buyer in immediately available funds, as liquidated damages for the loss of the transaction, a termination fee of $150,000 (the "SELLER'S TERMINATION FEE").

         10.5 TERMINATION FEES EXCLUSIVE REMEDIES FOR DAMAGES. The respective rights of the parties to terminate this Agreement under Section 10.1(b) and to be paid the Seller's Termination Fee or the Buyer's Termination Fee, as the case may be, shall be the respective parties' sole and exclusive remedies for damages; in the event of such termination by either party, such party shall have no right to equitable relief for any breach or alleged breach of this Agreement, other than for specific performance for the payment of the Seller's Termination Fee or the Buyer's Termination Fee, as the case may be. Nothing contained in this Agreement shall prevent any party from electing not to exercise any right it may have to terminate this Agreement and, instead, seeking any equitable relief to which it would otherwise be entitled in the event of breach by any other party hereto.

         10.6 SPECIAL TERMINATION PAYMENT. As an inducement to the Buyer to negotiate and enter into this Agreement and to undertake the further cost and expense of conducting its due diligence investigation and preparing to satisfy its obligations at the Closing, the Corporation hereby agrees to pay to the Buyer the sum of $150,000 in the event that this Agreement is terminated by the Buyer pursuant to Section 10.1(e) above. Such payment shall be made promptly upon demand by the Buyer therefor in immediately available funds. The Corporation is a party to this Agreement solely for the purpose of this Section 10.6.

                                   ARTICLE 11
                           CERTAIN TAXES AND EXPENSES

         11.1  CERTAIN TAXES AND EXPENSES.

              (a) All sales, use, transfer, intangible, excise, documentary stamp, recording, gross income, gross receipts and other similar taxes or fees which may be due or payable in connection with the consummation of the transactions contemplated hereby shall be paid by the Seller.

              (b) Except as otherwise herein provided, the Seller and the Buyer shall be responsible for the payment of their respective fees, costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby and shall not be liable to the other party or parties for the payment of any such fees, costs and expenses.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 CERTAIN TAX RETURNS. The Seller shall cooperate with and provide assistance to the Buyer and the Corporation in connection with the preparation and filing of all federal, state, local and foreign income tax returns which relate to the Corporation and to periods prior to Closing but which are not required to be filed until after the Closing.

         12.2  PARTIES IN INTEREST; NO THIRD-PARTY BENEFICIARIES. Subject to
Section 12.4 hereof, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of the Corporation or the Buyer, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and assigns, any rights, remedies or other benefits under or by reason of this Agreement.

         12.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including all Exhibits and Schedules hereto) and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties hereto with respect to its subject matter. There are no representations, promises, warranties, covenants or undertakings other than as expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to its subject matter. This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto.

         12.4 ASSIGNMENT. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties; PROVIDED, HOWEVER, the Buyer may assign its rights and obligations hereunder to any Affiliate of the Buyer presently existing or hereafter formed and to any person or entity that shall acquire all or substantially all of the assets of the Buyer or the Corporation (including any such acquisition by merger or consolidation); PROVIDED, FURTHER, that no such assignment shall release the Buyer from its obligations hereunder without the consent of the Seller. Nothing contained in this Agreement shall prohibit its assignment by the Buyer as collateral security and the Seller hereby agrees to execute any acknowledgment of such assignment by the Buyer as may be required by any lender to the Buyer.

         12.5 REMEDIES. Except as expressly provided in this Agreement to the contrary, each of the parties to this Agreement is entitled to all remedies in the event of breach provided at law or in equity, specifically including, but not limited to, specific performance.

         12.6 HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.7 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally or sent by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or one (1) business day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

             If to the Buyer, to:

                      Sonic Automotive, Inc.
                      5401 E. Independence Boulevard
                      Charlotte, North Carolina 28212
                      Attention: Theodore M. Wright, Chief Financial Officer

             With a copy to:

                      Parker, Poe, Adams & Bernstein L.L.P.
                      2500 Charlotte Plaza
                      Charlotte, North Carolina 28244
                      Attention:  Edward W. Wellman, Jr., Esq.

             If to the Seller or the Corporation, to:

                      Aldo B. Paret
                      Casa Ford of Houston, Inc.
                      c/o Daniel C. Pappas, P.C.
                      4615 Southwest Freeway, Suite 600
                      Houston, Texas 77027
                      Attn: Monte S. Donaldson, Esq.

         12.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

         12.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to its rules governing conflict of laws.

         12.10 WAIVERS. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement from which such party is entitled to receive a benefit. The waiver by any party hereto of a breach by another party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such other party of such provision or any other provision of this Agreement.

         12.11 SEVERABILITY. In the event that any provision, or part thereof, in this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

         12.12 KNOWLEDGE. Whenever any representation or warranty of the Seller contained herein (other than the representations and warranties set forth in Sections 3.1 through 3.6 hereof) or in any other document executed and delivered in connection herewith is based upon the knowledge of the Seller, such knowledge shall be deemed to include (i) the best actual knowledge, information and belief of the Seller and (ii) any information which the Seller would reasonably be expected to be aware of in the prudent discharge of his duties in the ordinary course of business (including consultation with legal counsel) on behalf of the Corporation.

         12.13 JURISDICTION; ARBITRATION.

              (a) Subject to the other provisions of this Section 12.13, any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of North Carolina, and, by execution and delivery of this Agreement, each party hereto (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

              (b) Any dispute, claim or controversy arising out of or relating to this Agreement (except for accounting matters provided for in Section 1.2(c) hereto), or the interpretation or breach hereof (including, without limitation, any of the foregoing based upon a claim to any termination fee hereunder), shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA RULES") to the extent such AAA Rules are not inconsistent with this Agreement. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made by any party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The arbitration panel shall consist of three (3) arbitrators, one of whom shall be appointed by each party hereto within thirty (30) days after any request for arbitration hereunder. The two arbitrators thus appointed shall choose the third arbitrator within thirty (30) days after their appointment; PROVIDED, HOWEVER, that if the two arbitrators are unable to agree on the appointment of the third arbitrator within 30 days after their appointment, either arbitrator may petition the American Arbitration Association to make the appointment. The place of arbitration shall be Charlotte, North Carolina. The arbitrators shall be instructed to render their decision within sixty (60) days after their selection and to allocate all costs and expenses of such arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).

              (c) Nothing contained in this Section 12.13 shall prevent any party hereto from seeking any equitable relief to which it would otherwise be entitled from a court of competent jurisdiction.

         12.14 CONFIDENTIALITY.

              (a) The Buyer agrees that it will keep confidential and not disclose without the prior written consent of the Seller, and will not use for any reason other than the conduct of its due diligence investigation contemplated by Section 5.1 of this Agreement, all information regarding the Corporation and its business received from the Seller or the Corporation. The foregoing prohibition shall not apply to information which (i) is generally available to the public other than due to an act or omission of the Buyer, (ii) is available to the Buyer on a non- confidential basis from a source other than the Seller or the Corporation, provided that such source is not bound by a confidentiality agreement with, or other duty of non-disclosure to, the Seller or the Corporation, or (iii) was already known by the Buyer at the time of the receipt thereof. The provisions of this Section 12.14(a) shall survive the termination of this Agreement.

              (b) The Seller agrees that it will keep confidential and not disclose without the prior written consent of the Buyer, and will not use for any reason other than the conduct of its due diligence investigation contemplated by Section 6.5 of this Agreement, all information regarding the Buyer and its business received from the Buyer. The foregoing prohibition shall not apply to information which (i) is generally available to the public other than due to an act or omission of the Seller, (ii) is available to the Seller on a non-confidential basis from a source other than the Buyer, provided that such source is not bound by a confidentiality agreement with, or other duty of non-disclosure to, the Buyer, or (iii) was already known by the Seller at the time of the receipt thereof. The provisions of this Section 12.14(b) shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                       SONIC AUTOMOTIVE, INC.


                                       By:    /s/   O. Bruton Smith
                                          ------------------------------------
                                           Name:    O. Bruton Smith
                                           Title:   Chief Executive Officer


                                               /s/   Aldo B. Paret
                                          ------------------------------------
                                       Aldo B. Paret


                                       CASA FORD OF HOUSTON, INC.
                                       (solely for purposes of Section 10.6)


                                       By:        /s/   Aldo B. Paret
                                          ------------------------------------
                                           Name:    Aldo B. Paret
                                           Title:   President

                                    EXHIBITS


Exhibit A       -        Statement of Rights and Preferences of Preferred Stock
Exhibit B       -        Form of Escrow Agreement
Exhibit C       -        Form of Non-Competition Agreement
Exhibit D       -        Form of Employment Agreement

                                    SCHEDULES


Schedule 3.2(b)   Consents and Approvals for the Seller
Schedule 3.5      Interest in other Entities
Schedule 3.7      Qualification
Schedule 3.8      Capitalization
Schedule 3.10     No Violation; Conflicts
Schedule 3.11     Encumbrances
Schedule 3.13     Financial Statements
Schedule 3.16(b)  Leased Premises
Schedule 3.16(g)  Owned Equipment
Schedule 3.16(h)  Leased Equipment
Schedule 3.17     Intellectual Property
Schedule 3.18     Certain Liabilities
Schedule 3.19     No Undisclosed Liabilities
Schedule 3.20     Absence of Changes
Schedule 3.21     Tax Matters
Schedule 3.22     Compliance with Laws
Schedule 3.23     Litigation Regarding Corporation
Schedule 3.24     Permits, Etc.
Schedule 3.26     Compensation
Schedule 3.27     Employee Benefits
Schedule 3.29(a)  Material Agreements
Schedule 3.29(b)  Required Consents for Transfers of Material Agreements
Schedule 3.31     Bank Accounts, Credit Cards and Safe Deposit Boxes
Schedule 3.32(a)  Insurance Policies
Schedule 3.32(b)  Property Damage and Personal Injury Claims
Schedule 3.33     Warranties
Schedule 3.34     Directors and Officers
Schedule 3.36     Environmental Matters
Schedule 4.2(b)   Consents and Approvals for the Buyer

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                             SONIC AUTOMOTIVE, INC.

                                       AND

                           CASA FORD OF HOUSTON, INC.

                                       AND

                                  ALDO B. PARET

                           DATED AS OF APRIL 30, 1998



                                            TABLE OF CONTENTS


                                                                                                    Page


ARTICLE 1 PURCHASE AND SALE............................................................................1
      1.1      Agreement of Purchase and Sale..........................................................1
      1.2      Purchase Price..........................................................................1
      1.3      Delivery of the Shares..................................................................7
      1.4      Non-Competition Agreement; Employment Agreement.........................................7

ARTICLE 2 CLOSING......................................................................................7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLER.................................................8
      3.1      Ownership of Shares.....................................................................8
      3.2      Seller's Power and Authority; Consents and Approvals....................................8
      3.3      Execution and Enforceability............................................................8
      3.4      Litigation Regarding Seller.............................................................8
      3.5      Interest in Competitors and Related Entities; Certain Transactions......................8
      3.6      Seller Not Foreign Person...............................................................9
      3.7      Organization; Good Standing; Qualifications; and Power..................................9
      3.8      Capitalization..........................................................................9
      3.9      Subsidiaries and Investments............................................................9
      3.10     No Violation; Conflicts................................................................10
      3.11     Title to Assets; Related Matters.......................................................10
      3.12     Possession.............................................................................10
      3.13     Financial Statements...................................................................10
      3.14     Accounts Receivable....................................................................11
      3.15     Inventories............................................................................11
      3.16     Leased Premises; Machinery and Equipment...............................................11
      3.17     Patents; Trademarks; Trade Names; Copyrights; Licenses, Etc............................12
      3.18     Certain Liabilities....................................................................13
      3.19     No Undisclosed Liabilities.............................................................13
      3.20     Absence of Changes.....................................................................13
      3.21     Tax Matters............................................................................14
      3.22     Compliance with Laws, Etc..............................................................15
      3.23     Litigation Regarding the Corporation...................................................15
      3.24     Permits, Etc...........................................................................15
      3.25     Employees; Labor Relations.............................................................16
      3.26     Compensation...........................................................................16
      3.27     Employee Benefits......................................................................16
      3.28     Powers of Attorney.....................................................................17
      3.29     Material Agreements....................................................................17
      3.30     Brokers' or Finders' Fees, Etc.........................................................18
      3.31     Bank Accounts, Credit Cards, Safe Deposit Boxes and Cellular
               Telephones ............................................................................18




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      3.32     Insurance..............................................................................18
      3.33     Warranties.............................................................................18
      3.34     Directors and Officers.................................................................18
      3.35     Suppliers and Customers................................................................19
      3.36     Environmental Matters..................................................................19
      3.37     Business Generally.....................................................................20
      3.38     Misstatements and Omissions............................................................21

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE BUYER.................................................21
      4.1      Organization and Good Standing.........................................................21
      4.2      Buyer's Power and Authority; Consents and Approvals....................................21
      4.3      Execution and Enforceability...........................................................21
      4.4      Litigation Regarding Buyer.............................................................21
      4.5      No Violation; Conflicts................................................................22
      4.6      Brokers' or Finders' Fees, Etc.........................................................22
      4.7      Misstatements and Omissions............................................................22

ARTICLE 5 PRE-CLOSING COVENANTS OF THE SELLER.........................................................22
      5.1      Provide Access to Information; Cooperation with Buyer..................................22
      5.2      Operation of Business of the Corporation...............................................23
      5.3      Books of Account.......................................................................23
      5.4      Employees..............................................................................23
      5.5      Certain Prohibitions...................................................................23
      5.6      Other Changes..........................................................................23
      5.7      Additional Information.................................................................23
      5.8      Publicity..............................................................................24
      5.9      Other Negotiations.....................................................................24
      5.10     Closing Conditions.....................................................................24
      5.11     Environmental Audit....................................................................24
      5.12     Audited Financial Statements...........................................................25
      5.13     Hart-Scott-Rodino......................................................................25

ARTICLE 6 PRE-CLOSING COVENANTS OF BUYER..............................................................25
      6.1      Publicity..............................................................................25
      6.2      Closing Conditions.....................................................................25
      6.3      Application to Automobile Manufacturers and Distributors...............................25
      6.4      Hart-Scott-Rodino......................................................................25
      6.5      Access.................................................................................26

ARTICLE 7 CONDITIONS TO OBLIGATIONS OF THE BUYER AT THE CLOSING.......................................26
      7.1      Representations and Warranties.........................................................26
      7.2      Performance of Obligations of the Seller...............................................26
      7.3      Closing Documentation..................................................................26
      7.4      Approval of Legal Matters..............................................................27
      7.5      No Litigation..........................................................................27
      7.6      No Material Adverse Change or Undisclosed Liability....................................28
      7.7      No Adverse Laws........................................................................28




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      7.8      Affiliate and Other Transactions.......................................................28
      7.9      Escrow Agreement.......................................................................28
      7.10     Ford Motor Company Approvals.  ........................................................28
      7.11     Non-Competition Agreement..............................................................28
      7.12     Employment Agreement...................................................................28
      7.13     Cancellation of Stock Options..........................................................28
      7.14     Audited Financial Statements...........................................................28
      7.15     Hart-Scott-Rodino Waiting Period.......................................................28

ARTICLE 8 CONDITIONS TO OBLIGATIONS OF THE SELLER AT THE CLOSING......................................29
      8.1      Representations and Warranties.........................................................29
      8.2      Performance of Obligations of the Buyer................................................29
      8.3      Closing Documentation..................................................................29
      8.4      Approval of Legal Matters..............................................................30
      8.5      No Litigation..........................................................................30
      8.6      Escrow Agreement.......................................................................30
      8.7      Employment Agreement...................................................................30

ARTICLE 9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION,
ETC...................................................................................................30
      9.1      Survival...............................................................................30
      9.2      Agreement to Indemnify by Seller.......................................................31
      9.3      Agreement to Indemnify by Buyer........................................................32
      9.4      Claims for Indemnification.............................................................32
      9.5      Procedures Regarding Third Party Claims................................................32
      9.6      Effectiveness..........................................................................33

ARTICLE 10 TERMINATION................................................................................34
      10.1     Termination............................................................................34
      10.2     Procedure and Effect of Termination....................................................35
      10.3     Payment of Buyer's Termination Fee ....................................................35
      10.4     Payment of Seller's Termination Fee....................................................35
      10.5     Termination Fees Exclusive Remedies for Damages........................................35
      10.6     Special Termination Payment.  .........................................................36

ARTICLE 11 CERTAIN TAXES AND EXPENSES.................................................................36
      11.1     Certain Taxes and Expenses.............................................................36

ARTICLE 12 MISCELLANEOUS..............................................................................36
      12.1     Certain Tax Returns....................................................................36
      12.2     Parties in Interest; No Third-Party Beneficiaries......................................36
      12.3     Entire Agreement; Amendments...........................................................36
      12.4     Assignment.............................................................................37
      12.5     Remedies...............................................................................37
      12.6     Headings...............................................................................37
      12.7     Notices................................................................................37
      12.8     Counterparts...........................................................................38




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      12.9     Governing Law..........................................................................38
      12.10    Waivers................................................................................38
      12.11    Severability...........................................................................38
      12.12    Knowledge..............................................................................38
      12.13    Jurisdiction; Arbitration..............................................................38

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